Exhibit 10.47

AMENDMENT TO THE SPX CORPORATION SUPPLEMENTAL INDIVIDUAL ACCOUNT RETIREMENT PLAN

SPX Corporation currently maintains the SPX Corporation Supplemental Individual Account Retirement Plan (the “Plan”). Pursuant to the powers of amendment reserved in Section 6.1 of the Plan, effective as of August 19, 2015, SPX Corporation hereby amends the Plan in the following manner:

1.	Section 1.13 of the Plan is amended by adding the following sentence:
“Notwithstanding the preceding sentence, a Participant’s Grandfathered Benefit for purposes of determinations under Sections 3.1(a)(i) and 3.1(c)(i) shall not include any “Special Pension Enhancement” applicable to such benefit determination under the Qualified Plan provided in conjunction with the August 31, 2015 freezing of the Qualified Plan for non-union participants thereunder.”

2.	Section 1.14 of the Plan is amended by adding the following sentence:
“Notwithstanding the preceding sentence, a Participant’s GSX Transition Benefit solely for purposes of determinations under Sections 3.1(a)(i) and 3.1(c)(i) shall not include any “Special Pension Enhancement” applicable to such benefit determination under the Qualified Plan provided in conjunction with the August 31, 2015 freezing of the Qualified Plan for non-union participants thereunder.”

3.	Section 1.22 of the Plan is amended by adding the following sentence:
“Notwithstanding the preceding sentences, a Participant’s Principal Accruals for purposes of determinations under Sections 3.1(a)(i) and 3.1(c)(i) shall not include any “Special Pension Enhancement” applicable to such benefit determination under the Qualified Plan provided in conjunction with the August 31, 2015 freezing of the Qualified Plan for non-union participants thereunder.”

4.	Section 1.24 of the Plan is amended by adding the following sentence:
“Notwithstanding the preceding sentences, a Participant’s Qualified Plan Retirement Benefit for purposes of determinations under Sections 3.1(a)(i) and 3.1(c)(i) shall not include any “Special Pension Enhancement” applicable to such benefit determination under the Qualified Plan provided in conjunction with the August 31, 2015 freezing of the Qualified Plan for non-union participants thereunder.”

5.	Sections 3.1(a) and 3.1(c) of the Plan are each amended by adding the following sentence:
“Notwithstanding the foregoing, a Participant’s Qualified Plan Retirement Benefit for purposes of determinations under clause (i) above shall not include any “Special Pension Enhancement” applicable to such benefit determination under the Qualified Plan provided in conjunction with the August 31, 2015 freezing of the Qualified Plan for non-union participants thereunder.”

6.	Article IX of the Plan is amended by adding the following new Section 9.3:
“9.3. No Special Pension Enhancements. Notwithstanding Sections 9.1 and 9.2, a Participant’s Account Balance or Transition Benefit under this Plan, as described above, shall not include any “Special Pension Enhancement” applicable to such benefit determination under the Qualified Plan provided in conjunction with the August 31, 2015 freezing of the Qualified Plan for non-union participants thereunder; provided, however, the foregoing shall not be construed as to limit the determination of any Qualified Plan offset under the Plan.”